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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

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                Parent                                  Subsidiary                      Ownership          Organization
--------------------------------------------------------------------------------------------------------------------------

Western Ohio Financial                 Cornerstone Bank                                    100%               Federal
Corporation

Western Ohio Financial                 West Central Mortgage Services,                     100%              Delaware
Corporation                            Inc.

Cornerstone Bank                       Springfield-Home Community                           50%                Ohio
                                       Reinvestment Corporation

Cornerstone Bank                       West Central Financial Services,                    100%                Ohio
                                       Inc.

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         The financial statements of the Registrant are consolidated with those of its subsidiaries.